Exhibit 10. 01

LEASE AGREEMENT

This Lease Agreement (“Lease”) is entered into effective as of October 20, 2025 (“Effective Date”), between Landlord and Tenant consisting of the definitions and information in the Basic Lease Provisions and the terms and conditions in the Detailed Lease Provisions. In the event of any conflict between the Basic Lease Provisions and the Detailed Lease Provisions, the Detailed Lease Provisions shall prevail.

Basic Lease Provisions

A.	Landlord:	Name: 10Mark 10K Industrial, LLC______

Address: 17328 Ventura Boulevard, Suite 401

City/State/Zip: Encino, California 91316

Phone Number: (818) 481-6898

B.	Tenant:	Name: Educational Development Corporation

Address: 5402 S. 122nd E. Ave ____

City/State/Zip: Tulsa, OK 74146

Telephone/Fax Numbers: (918) 622-4522

C.	Project:	5404 South 122nd East Avenue, Tulsa, Oklahoma, which consists of three buildings totaling approximately 402,255 leasable square feet

D.	Premises:	Size: 106,969 leasable square feet

Address: 5402 S. 122nd E Avenue

City/State/Zip: Tulsa, Oklahoma 74146

E.	Primary Lease

	Term:	One Hundred and Twenty (120) months

F.	Permitted Use:	All legal uses including manufacturing, offices, warehousing and distribution.

G.	Commencement Date:	Upon Landlord’s purchase of the Project.

	Termination Date:	The last day of the 120th month following the Commencement Date.

H.	Base Rent:	Months 1 - 12:	$71,312.67 per month (net)

		Months 13 - 24:	$73,095.48 per month (net)

		Months 25 - 36:	$74,922.87 per month (net)

		Months 37 - 48:	$76,795.94 per month (net)

		Months 49 - 60:	$78,715.84 per month (net)

		Months 61 - 72:	$80,683.74 per month (net)

		Months 73 - 84:	$82,700.83 per month (net)

		Months 85 - 96:	$84,768.45 per month (net)

		Months 97 - 108:	$86,887.56 per month (net)

		Months 109 -120:	$89,059.75 per month (net)

I.	Security Deposit:	$89,059.75

J.	Proportionate Share:	27.24%

K.	Landlord’s Broker:	Newmark Robinson Park, Oklahoma City, Oklahoma

	Tenant’s Broker:	Neil Daily, Kalvin Burghoff, and Warren Stewart with McGraw Commercial Properties

L.	Initial Monthly Payment:	The following shall be Tenant’s estimated initial total monthly payment of Rent, consisting of initial Base Rent and initial Additional Rent. Additional Rent includes all amounts other than Base Rent that become due under this Lease, including but not limited to Tenant’s Proportionate Share of Operating Expenses, including but not limited to Taxes, Insurance and Common Area Maintenance, and to be adjusted as set for in this Lease (accordingly, the following amounts are not in limitation of actual Additional Rent amounts, which may be a greater amount):

Initial Base Rent: $73,048.00

Initial Proportionate Share of Operating Expenses:

Taxes: $____._____psf ($_____/mo)

Insurance: $____._____psf($_____/mo)

CAM: $____._____psf($_____/mo)

Estimated Total Initial Monthly Rent: $ ___________

Detailed Lease Provisions

1. PREMISES. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises. The location of the Premises on attached as Exhibit A. The square footage amounts of the Premises and the Project are as set forth in the Basic Lease Provisions and shall be used and govern for all purposes even if shown not to be correct by any measurement. Tenant represents, warrants and covenants that, subject to completion of any Tenant Improvements as set forth in this Lease (in turn becoming part of the Premises) and any contradictory provision set forth in this Lease (i) Tenant has inspected and accepts the Premises in their current condition, including AS-IS and WITH-ALL-FAULTS, (ii) the Premises are in good and satisfactory condition and are suitable and accepted by Tenant for Tenant’s use of the Premises for the Permitted Use, (iii) Landlord has made no representations regarding the condition of the Premises, nor has Landlord promised to alter, remodel or improve the Premises save for any Tenant Improvements as set forth in this Lease, and (iv) Landlord shall not at any time be liable in any way regarding the condition of the Premises, including without limitation any defects in the Premises and/or limitations in use of the Premises.

2. TERM; HOLDOVER; SURRENDER.

A. Term. The Term shall commence (“Commencement Date”) on the date set forth in Item G of the Basic Lease Provisions and will end one (1) day prior to the same day of the one hundred and twenty (120th) month after the month in which the Commencement Date occurs (“Expiration Date”), unless the Lease Term is otherwise continued or terminated in accordance with the provisions of this Lease.

B. Option to Extend Lease Term. So long as Tenant is not in default under this Lease beyond any applicable notice and cure periods, Tenant shall have an option (the “Option”) to extend the Lease Term for two (2) periods of five (5) years, (“Option Term”), in accordance with the terms of this Paragraph 2. The Option is personal to the Tenant and are not transferable or exercisable by any transferee, except a transferee under a transfer which does not require Landlord’s consent. For purposes of this Paragraph 2(B), Tenant shall not be in default under this Lease unless Landlord has given Tenant the applicable notices described in this Lease and Tenant fails to cure such default during the applicable cure period.

C. Exercise of Options. If this Lease is in full force and effect, and Tenant is in compliance with Paragraph 2(B) hereof, Tenant may exercise the Option by providing Landlord with written notice of exercise not less than six (6) months prior to the expiration of the Lease Term.

D. Rent During Option Terms. The Monthly Installment of Base Rent payable for each month during the each Option Term shall be the previous years Base Rent rate, with two and one-half percent (2.5%) increases annually for each preceding year.

E. Holdover Liability. Tenant shall have no right to possession of the Premises after the Expiration Date without the prior written consent of Landlord in Landlord’s sole and absolute discretion. Under no circumstances shall any holdover by Tenant with Landlord’s consent be considered anything but a month-to-month tenancy and not an extension or renewal of this Lease. During any holdover period until Landlord regains possession, all provisions of this Lease (excluding any expansion, renewal, option and other similar rights or provisions) shall be applicable; provided, however, that the Base Rent shall be increased to be the greater of 150% of the Base Rent per square foot immediately prior to the Expiration Date. All liability for Additional Rent shall continue. Notwithstanding the foregoing, Tenant shall additionally be liable for all claims against Landlord and all damages incurred by Landlord as a result of Tenant’s holdover.

G. Surrender. Upon the expiration or earlier termination of this Lease, Tenant shall surrender the Premises in a “broom-clean,” in good condition and repair (reasonable wear and tear and casualty damage excepted). Tenant shall remove its personal property, but otherwise shall not be required to perform any restoration of the Premises or remove attached manufacturing equipment. Tenant agrees to notify Landlord in writing at least thirty (30) days prior to vacating the Premises and to arrange to meet with Landlord for a joint inspection of the Premises prior to vacating. The primary purpose of such inspection is to allow Tenant to be present when Landlord inspects the condition of the Premises to determine what repairs, if any, are required of Tenant in order that Tenant may satisfy its obligations under this Lease. If Tenant fails to give such notice or to arrange for such joint inspection, then Landlord’s inspection of the Premises shall be deemed complete and correct for the purpose of determining Tenant’s responsibility for repairing and/or restoring the Premises. Tenant agrees that its obligations under the first sentence of this paragraph and likewise under this Lease shall survive the expiration or earlier termination of this Lease. If the Premises are not surrendered at the end of the Term, Tenant shall defend and indemnify Landlord against all loss or liability resulting from delay by Tenant in so surrendering the Premises, including without limitation repairs and all claims made by any succeeding tenant based on such delay.

3. RENT; BASE RENT; ADDITIONAL RENT.

A. Base Rent. Tenant shall pay Landlord monthly installments of Base Rent plus Rental Taxes (defined below), in advance, without demand, deduction or set off, starting on the Commencement Date and thereafter on or before the first day of each calendar month. All other amounts due under this Lease in addition to Base Rent are collectively “Additional Rent.” All Base Rent and Additional Rent amounts are collectively “Rent.” At Landlord’s direction, all Rent shall be, (i) wire transferred into Landlord’s account as instructed by Landlord, or (ii) paid in lawful money of the United States mailed or delivered to Landlord at the address set forth in Item A of the Summary Lease Provisions (or in such other manner and/or at such other address as Landlord may specify from time to time by written notice), so as to be timely received. Tenant’s obligation to pay Rent to Landlord shall not be deemed satisfied until all Rent has been actually received by Landlord. Base Rent and Additional Rent, as applicable, for fractional periods of a month shall be prorated. If the Commencement Date occurs during the middle of a month, then subsequent increases in Base Rent will also occur in the middle of a month and the Base Rent due for such month shall reflect the two periods of different Base Rent. The obligation of Tenant to pay Rent and the obligations of Landlord under this Lease are independent obligations, and Tenant’s obligation to pay Rent to Landlord is not dependent. “Rental Taxes” shall mean the aggregate of all municipal, county, state and/or federal sales, rent, transaction privilege and like taxes levied or imposed regarding the Rent.

B. Late Charge and Default Interest. Each time Tenant fails timely and completely to pay any amount of Rent due under this Lease within ten (10) days of its due date (without the requirement of any notice of default by Landlord), Tenant shall also pay Landlord, on demand, a sum equal to five percent (5%) of the unpaid amount as and for a late charge representing an estimate of the additional costs and burdens to be incurred by Landlord in dealing with such a delinquency. Tenant shall also pay interest on such unpaid delinquent at the lesser of eighteen percent (18%) per annum or the maximum rate of interest permitted by applicable law until paid in full.

C. Security Deposit. Upon execution of and as a condition precedent to the effectiveness of this Lease, Tenant shall pay the Security Deposit to Landlord. The Security Deposit shall be received and held by Landlord, unsegregated and without obligation for interest, as security for the performance of Tenant’s obligations under the Lease. The Security Deposit is not an advance deposit of Rent or a measure of Landlord’s damages in case of any default by Tenant. Upon each occurrence of a default by Tenant, Landlord may use all or part of the Security Deposit to pay Rent due Landlord under this Lease, and the cost of any other damage, injury, expense, or liability caused by such default in addition and without prejudice to any other remedy available to Landlord. On demand, Tenant shall restore the Security Deposit to the full amount required by this Lease. During the term of this Lease, the Security Deposit shall be deemed the property of Landlord and Landlord shall not be required to keep the Security Deposit separate from its general accounts. After all of Tenant’s obligations under this Lease have been fulfilled, Landlord shall promptly refund the Security Deposit to Tenant, less actual costs of cleaning, repair and reasonable or necessary replacement. Tenant waives all provisions of Laws contrary to the foregoing.

D. Net Lease; Operating Expense Payments. On each date that Base Rent is due, Tenant agrees to pay to Landlord, as part of Additional Rent, an amount equal to one-twelfth of the amount, as estimated by Landlord, of Tenant’s Proportionate Share of Operating Expenses (defined in subparagraph E, below). Payments for any fractional calendar month shall be prorated. If Tenant’s total payments regarding Operating Expenses for any year were less than Tenant’s Proportionate Share of actual Operating Expenses for such year, Tenant shall pay the difference to Landlord within ten (10) days after demand; if Tenant’s such payments were more than its actual share, then Landlord shall credit the excess against Tenant’s next payments of such expenses, unless there is not sufficient time left in the Term of this Lease for such credit to be applied, in which case Landlord shall pay to Tenant any excess upon the expiration or earlier termination of this Lease. For purposes of calculating Operating Expenses, a year shall mean a calendar year except the first year, which shall begin on the Commencement Date, and the last year, which shall end on the Expiration Date. Tenant’s obligation to pay its share of Operating Expenses incurred during the Lease Term shall survive the expiration or termination of this Lease. If requested by Tenant within six (6) months of the end of any year (Tenant shall have no rights to question or challenge beyond said six (6) months period), Landlord shall provide or make available the supporting data upon which the actual Operating Expenses were calculated for Tenant’s review. Tenant shall pay all of Tenant’s costs associated with such review. Tenant shall reimburse Landlord for all of Landlord’s costs regarding such review, unless such review establishes that Tenant was overcharged by more than ten percent (10%), in which case Landlord shall pay all of Landlord’s costs of such review. Landlord may equitably increase Tenant’s Proportionate Share for any item of expense or cost reimbursable by Tenant that relates to a repair, replacement or service that only or primarily benefits Tenant, the Premises or only a portion of the Project that includes the Premises or that varies with occupancy or use.

E. Definition of Operating Expenses. The term “Operating Expenses” means all costs and expenses other than the Exclusions (defined in subparagraph (vii) below) incurred by Landlord with respect to the ownership, maintenance, repair and operation of the Project including but not limited to Taxes, Insurance, Common Area Maintenance and Utilities as set forth below:

(i) Taxes. All taxes, assessments and governmental charges of any kind and nature (collectively “Taxes”) that accrue during the Term regarding the Premises and/or the Project that are payable by Landlord. Taxes also include fees paid to consultants to contest and/or reduce Taxes. Tenant shall be liable for any and all taxes levied or assessed against any of Tenant’s personal property or fixtures placed in the Premises. If any such taxes are levied or assessed against Landlord or Landlord’s property and/or if the assessed value of Landlord’s property is increased by inclusion of such personal property and fixtures then Tenant agrees to pay to Landlord such taxes.

(ii) Insurance. The cost of all insurance maintained by Landlord regarding the Premises and/or the Project plus, following a claim made under such insurance, the amount of any applicable deductible.

(iii) Common Area Utilities and Maintenance. The total annual cost of operating the Project including, but not limited to landscaping services; commonly metered water, sewer and other utilities; window cleaning; trash collection, sweeping and trash removal; snow removal; association charges or assessments; maintenance, repair and replacements to the Project including, but not limited to paving and parking areas, roads, driveways, roofs, exterior painting, utility lines, building HVAC (heating, ventilation and air conditioning), mechanical, electrical and plumbing systems; and alterations to comply with governmental requirements.

(iv) Reasonable Reserves. Intentionally Omitted.

(v) Management Fee. Commercially reasonable property management fees and expense reimbursements at market rates to a property manager (which may be an affiliate of Landlord) or, if there is no designated property manager, to Landlord. Provided, however, in no event will the Management Fee exceed 3%.

(vi) Security and Protection Systems, Services and Equipment. The cost of any security and/or protective systems, services and/or equipment, including without limitation all consultants, personnel, monitoring, repairs and maintenance, intrusion alarms, burglar alarms, motion alarms, cameras, sensors, water flow detection systems, fire/life/safety systems, inspections, permits and licenses, that are or may be applicable to, used and/or installed regarding the Premises and/or the Project. However: (a) Landlord shall not be obligated to use or have any of the foregoing at any time under any circumstances; and (b) regardless of whether any of the foregoing are or not at any time used or present, Landlord shall not at any time under any circumstances be liable to Tenant for any claims, damages, costs or expenses suffered or incurred by Tenant or any third person regarding unauthorized entry into the Premises or any manner of claim that any of the foregoing could have prevented or mitigated any occurrence, loss or harm.

(vii) Exclusions. Operating Expenses shall not include: (a) debt service under mortgages or ground rent under ground leases; (b) leasing commissions; (c) costs of renovating of spaces in the Project for tenants; (d) legal costs to enforce other leases relating to the Project, except to the extent seeking Additional Rent; (e) penalties or fines resulting from Landlord’s failure to perform its obligations under this Lease; (f) costs, reserves or amortization related to capital repairs or replacements for Landlord’s obligation to maintain the structural soundness of the foundation, exterior walls and roof; (g) costs (including without limitation restoration costs) to the extent Landlord is reimbursed or indemnified (whether by an insurer, condemner, Tenant or otherwise); (h) overhead and administrative costs of Landlord not related to the Project; (i) salaries of employees not related to the Project; (j) costs of any services provided to Tenant or other occupant of the Project for which Landlord is reimbursed; (k) any bad debt loss, rental loss, or reserves for bad debts or rental loss; and (l) costs (other than the cost of routine maintenance and monitoring) of remediation of Substances (as defined in the Hazardous Materials Addendum) which are in or on the Project as of the date of this Lease (but all costs of routine maintenance and monitoring shall be included in Operating Expenses) and (m) capital expenditures for capital improvements, capital replacements, capital (extraordinary) repairs, all in accordance with generally accepted accounting principles.

4. USE.

A. Permitted Use. Unless otherwise consented to in writing by Landlord in its sole and absolute discretion, Tenant may use the Premises only for the Permitted Use; provided, however, that Tenant’s use of the Premises for the Permitted Use shall be limited by the provisions of this Paragraph 4.

B. General Restrictions and Obligations. Tenant shall use and maintain the Premises in a careful, clean, healthful, safe and proper manner and will not commit waste to or otherwise damage the Premises. Tenant shall not permit any objectionable or unpleasant odors, smoke, dust, gas, noise, vibrations or pest infestations to emanate from the Premises, nor take any other action that would constitute a nuisance or would disturb, unreasonably interfere with or endanger Landlord or any other occupants of the Project or neighboring properties or other persons or property. Tenant shall be responsible, at its sole expense, for the prevention, correction and abatement of any and all such acts or circumstances. Tenant shall not take any action affecting the structural portions of the Premises or Project, including, without limitation, overloading any floor of the Premises beyond the floor load per square foot that such floor is designed to carry. Tenant shall not at any time use or occupy the Premises in violation of the certificate(s) of occupancy or other requirement(s) regarding the Premises or Project.

C. Compliance With Laws. Except for compliance with the Americans with Disabilities Act (for which Landlord shall be responsible), Tenant shall, at its sole expense, at all times fully and timely obtain all approvals, licenses and/or permits necessary for the conduct of its business. Tenant shall at all times fully and timely comply with all federal, state and local laws, statutes, ordinances and governmental rules, regulations or requirements now in force or subsequently enacted (collectively “Laws”). Laws include without limitation all federal, state and local laws regarding disability, access and Hazardous Materials, including without limitation as in the Hazardous Materials Addendum. Laws further include without limitation all requirements, rules, orders, directives, guidelines, regulations and recommendations of any board of fire, casualty or other insurers or insurance underwriters, or any other similar bodies now or subsequently constituted, regarding the condition, use or occupancy of the Premises and internal or external circumstances or conditions affecting the Premises or Project.

D. Insurance Related Issues. Tenant shall not permit the Premises to be used for any purpose or in any manner that would or could, (i) violate any terms of, compromise, negate or otherwise void any insurance, (ii) increase any risk, requirements, restrictions or cost of any insurance, or (iii) cause the disallowance of any fire suppression or sprinkler authorization, permits or credits regarding use and occupancy of the Premises or Project, including without limitation the receipt, storage or handling of any product, material or merchandise that is explosive, highly flammable or presents any manner of increased risk of liability or damages to person or property. If any increase in the cost of any insurance regarding the Premises or Project is caused by Tenant’s Permitted Use of the Premises, or because Tenant vacates the Premises, then Tenant shall pay the amount of such increase to Landlord. Tenant shall, at its sole expense, fully and timely correct any conditions existing in the Premises or the operation of its business that are requested or necessary to conform to the requirements of any insurance carrier insuring the Premises or Project.

E. Signs. Tenant shall have the right to maintain and replace all existing signage identifying Tenant at the Property (“Signs”). All Signs shall be installed by Tenant, at its sole cost, in accordance with Landlord’s sign criteria, if any, and Laws. Tenant shall maintain Signs in good condition and shall repair, paint and/or replace the building surface to which its Signs are attached upon removal or alteration of the Signs or vacating of the Premises.

F. Parking. Tenant shall not burden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord shall have the right in its sole and absolute discretion at all times to issue parking rules and regulations and/or to allocate and/or limit parking spaces amongst Tenant and other tenants. Landlord shall not be responsible for enforcing Tenant’s parking rights against third persons. Tenant shall be entitled to its proportionate share of parking spaces at the Premises.

5. ALTERATIONS.

A. Alterations. Tenant shall have the right to make alterations, additions, or improvements (“Alterations”) to the Premises with Landlord’s approval. As to any Alterations, Tenant shall, (i) make certain that all Alterations comply with all Laws, including without limitation all building permits, inspections and certificates of occupancy, (ii) make certain that all contractors are licensed, bonded and insured, as required and approved by Landlord and with Landlord a named additional insured, (iii) make certain that no mechanics or other liens are filed against the Premises or the Project, and, if filed, are within five (5) days fully bonded and removed of record, (iv) make certain that they are designed, constructed and completed only in a first class quality manner, using only first class quality materials. Notwithstanding the foregoing, the installation of fixed bins, shelving and other trade fixtures, equipment and furnishings (“Trade Fixtures”) that will not overload or otherwise damage the Premises (upon either installation or removal) will not be considered Alterations and Tenant need not obtain the consent of, or give notice to, Landlord to install the same; provided, however, that Tenant nonetheless shall otherwise comply with all of the foregoing requirements regarding installing Alternations, and all permanently affixed Trade Fixtures shall be deemed Alterations. Electrical panels and other improvements to the electrical, heating, ventilating and air conditioning (including evaporative cooling and space heaters) (collectively “HVAC”), plumbing and other systems serving the Premises and/or the Project are not Trade Fixtures.

B. Removal Rights and Obligations. As Landlord notifies Tenant in writing, upon the expiration or earlier termination of this Lease, all Alterations shall either be, (i) surrendered by Tenant as part of the Premises, or (ii) removed by Tenant without damage to the Premises or Project. Notwithstanding the preceding sentence, all Trade Fixtures placed in or upon the Premises by Tenant shall remain the property of Tenant, and Tenant, if not in default under this Lease, may promptly remove such Trade Fixtures from the Premises upon termination of this Lease, unless such Trade Fixtures are permanently affixed in which case they shall be deemed Alterations. Tenant shall bear all costs of removing Trade Fixtures and Alterations and, in the event such removal causes any damage to the Premises or Project, will promptly repair same in a good and workmanlike manner. Any Trade Fixtures, Alterations that Landlord requires to be removed or other property of Tenant not promptly removed from the Premises following termination of the Lease shall become the property of Landlord, and/or Landlord may dispose of such property for and at the expense and liability of Tenant.

C. No Liens. Tenant shall not create or place, or allow to be created or placed, any kind of voluntary or involuntary lien or encumbrance in any way affecting the Premises, Project, Landlord or related payments including by tenants, including without limitation by persons who furnish materials or perform labor regarding the Premises (“Lien(s)”), and shall act at all times to prevent and remove any Liens. Tenant shall fully and timely either pay all amounts due or claimed to be due by such persons or within five (5) days bond any Lien such that it is removed of record. Tenant shall defend and indemnify Landlord from all Liens. In the event that Tenant does not, within five (5) days following the imposition of any Lien cause any such Lien to be released of record by payment or posting of a sufficient requisite bond, Landlord shall have, in addition to all other remedies, the right, but not the obligation, to cause the same to be released by such means as Landlord shall reasonably deem proper, including payment of the claim giving rise to such Lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith, including attorney’s fees and costs, shall be payable to Landlord by Tenant upon demand, together with interest at the rate specified in Paragraph 3(B) from the date advanced until fully paid. Tenant is not authorized to act on behalf of Landlord as Landlord’s agent or otherwise for any purposes, including without limitation for the purpose of constructing any improvements to the Premises, and neither Landlord nor Landlord’s interest in the Premises or the Project shall be subject to any obligations incurred by Tenant. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by Laws, or which Landlord shall deem proper, for the protection of Landlord, the Premises and the Project, and any other party having an interest therein, from Liens, and Tenant shall give Landlord at least ten (10) business days prior written notice of the date of commencement of any work regarding the Premises.

6. Maintenance and Repair.

A. Tenant’s Obligations. Tenant agrees, at Tenant’s sole cost and expense, to maintain in good order and repair, ordinary wear and tear excepted, and, as necessary, to repair and/or replace (i) all wall surfaces within the Premises, (ii) all interior, non-load bearing walls and other interior portions of the Premises, (iii) the HVAC systems and equipment within and/or exclusively serving the Premises, (iv) all plumbing and electrical fixtures and equipment within the Premises, (v) all floor and window coverings of the Premises, (vi) all windows, glass (including plate glass), doors (including overhead doors), special store fronts, dock seals, bumpers, plates and levelers, and office entries. As part of such obligation, Tenant shall enter into and deliver to Landlord a regularly scheduled preventative maintenance service contract with a maintenance contractor approved by Landlord for servicing all HVAC systems and equipment that Tenant is obligated under the preceding sentence to maintain. The service contract must include all services required by the Landlord and must become effective within thirty (30) days of the date Tenant takes possession of the Premises. In the event Tenant does not deliver said contract to Landlord within such period, Landlord may contract for said service and Tenant, upon demand, shall reimburse Landlord for the full cost thereof. All repairs and/or replacements by Tenant shall be of a quality and class at least equal to the original work. If Tenant refuses or fails to commence repairs or maintenance required under this Paragraph 6(A) within a reasonable time, but not later than ten (10) days following written notice or demand made by Landlord, or to adequately and diligently complete such repairs or maintenance within a reasonable time thereafter, or, with respect to those obligations involving the HVAC systems and equipment, if Landlord, by written notice to Tenant, elects to perform such obligations itself, Landlord may enter the Premises and perform such obligation without liability to Tenant for any loss or damage to Tenant occasioned thereby, and Tenant shall pay to Landlord, on demand, as additional rent, the costs thereof. Alternatively, Landlord may in its sole and absolute discretion instead itself perform some or all of the foregoing obligations and be paid therefor by Tenant. Tenant shall maintain the roof and façade of the Premises.

Any required capital repairs or replacements performed by Landlord and chargeable to Tenant shall be allocated between Landlord and Tenant based on the useful life of the repair or replacement.

B. Landlord’s Obligations. Landlord shall, as it reasonably desires or is necessary, replace the roofing system and building structures (including but not limited to the load bearing foundation, exterior walls and structural roof and common areas, if any, of the Premises and Project in a manner consistent with an industrial park and in compliance with all applicable laws. Tenant shall pay the costs of maintenance, repair and replacement caused or otherwise arising from the acts or omissions of Tenant or its officers, agents, employees, customers or invitees. Regardless, Landlord shall not be liable for any delay or failure to perform any maintenance, repair or replacement unless such delay or failure shall persist for an unreasonable period of time after written notice is given to Landlord by Tenant; in any event, Landlord shall not be liable if it then commences and reasonably pursues such maintenance, repair or replacement. Tenant shall not be entitled to any partial or whole abatement of Rent, and Landlord shall not have liability by reason of any injury to or interference with Tenant’s business, arising from any maintenance, repair or replacement by Landlord. Tenant waives all rights and remedies under any Laws authorizing a tenant to perform maintenance, repair or replacement in lieu of or at the expense of Landlord.

7. Utilities and Building Services.

A. Payment. Tenant shall pay for all water, gas, heat, light, power, telephone, sewer, refuse and trash collection, janitorial and other utilities and services regarding the Premises, along with all maintenance, repair, replacement or inspection charges and all related taxes, penalties, surcharges or the like relating to the usage of such utilities and services. To the extent the foregoing are separately metered or otherwise separately allocated to Tenant, Tenant shall pay the same directly to the provider of such utilities and/or services; otherwise, at Landlord’s election Tenant shall be billed and pay them directly or reimburse Landlord in such regard. With respect to utilities and services not separately metered or allocated, the same shall be paid by Landlord and reimbursed as part of Operating Expenses. Landlord will provide electric, steam, chiller water, compressed air, domestic water, water for fire protection and deionized water to the Premises, as and when required by Tenant and in amounts sufficient for Tenant’s use. Tenant shall pay based on its consumption, with no administrative mark-up or surcharges. Landlord shall also provide sanitary sewer for Tenant’s use.

B. Restrictions. Unless the same are separately metered and directly chargeable to Tenant, Tenant shall not, without the prior written consent of Landlord, use any equipment in the Premises which will in any way increase the amount of electricity or water normally and customarily furnished or supplied to tenants making similar use of their premises. At no time shall Tenant’s use of electricity exceed the capacity of the electrical system providing electricity to the Premises or Project.

C. Interruption of Services. Landlord shall not be liable for any interruption or reduction of utilities or other services to the Premises or Project. Landlord shall have the right temporarily to discontinue service of the plumbing, heating, ventilating, air conditioning and electric or other mechanical systems, or maintenance or cleaning services, in the event of accident or emergency, or for inspection, maintenance, repair, replacement, alterations or improvements which in the judgment of Landlord are necessary or desirable; provided, however, that Landlord shall use reasonable efforts to minimize the time service is discontinued and to avoid discontinued service during Tenant’s normal business hours and, to the extent reasonable, Landlord shall give Tenant reasonable advance notice prior to any such disruption, unless in the case of an emergency. There shall be no partial or whole abatement of rent by reason of any such interruption or reduction of services, nor shall the same be deemed to constitute any constructive eviction or any breach of any covenant of quiet enjoyment by Landlord, nor give rise to any claims by Tenant against Landlord, or liability on the part of Landlord to Tenant, regarding the foregoing, interference with business, use of the Premises or otherwise.

8. ASSIGNMENT; SUBLETTING; TRANSFER; NO ENCUMBRANCE.

A. Landlord’s Consent. Tenant shall not have any right at any time to voluntarily or involuntarily sell, convey, transfer, sublet or assign all or any part of this Lease or any rights regarding this Lease, in whole or part, by operation of law or otherwise, or, if Tenant is an entity other than a corporation whose stock is publicly traded, permit the transfer of an ownership interest in Tenant so as to result in a change in the current control of Tenant (collectively “Transfer”), without Landlord’s prior written consent, which shall not be unreasonably withheld, conditioned or delayed. Landlord shall grant or deny its consent, or be deemed to deny its consent, to any proposed Transfer within ten (10) business days after receipt of a written request from Tenant along with all relevant information and documentation; provided, however, that, (i) Landlord shall have an additional five (5) business days after Tenant has delivered to Landlord all additional information and documentation Landlord reasonably requires in order to evaluate such requested Transfer, and (ii) a non-response by Landlord shall be deemed to be Landlord’s declining to consent. Without limiting the foregoing, and by example only and not by way of limitation, Landlord may withhold its consent to any proposed Transfer if the anticipated use of the Premises by the proposed assignee involves the generation, storage, use, treatment or disposal of Substances as defined in the Hazardous Materials Addendum. Any Transfer without Landlord’s prior written consent shall constitute a non-curable default by Tenant under this Lease and shall be of no force or effect. Notwithstanding the foregoing, Tenant may, upon at least thirty (30) days prior written notice to Landlord, assign this Lease to a parent entity that controls, is controlled by or is under common control with Tenant, or to any entity into which Tenant may merge into or consolidate, but all only if the new entity tenant would have net worth and creditworthiness at least equivalent to Tenant. Landlord shall not have any obligation to accept performance from or render performance to any person or entity other than Tenant or Tenant’s permitted and approved assigns. Notwithstanding the foregoing, Tenant shall not have any right at any time under any circumstance to voluntarily or involuntarily encumber, mortgage or otherwise pledge this Lease or any rights regarding this Lease in whole or part, by operation of law or otherwise.

C. Continuance of Obligations. Notwithstanding Landlord’s consent to any proposed Transfer, Tenant shall not be released from and shall at all times remain fully responsible and liable for the payment of all sums due from, and performance of all obligations of, the tenant under this Lease.

D. Landlord’s Costs. As a condition to Landlord’s consideration of and the effectiveness of any Transfer, Tenant shall first be required to pay all costs (including without limitation attorney’s fees and consultant fees) Landlord incurs in connection with Landlord’s review and consideration of a proposed Transfer, regardless of whether Landlord consents to the Transfer. Tenant shall make an initial payment of $2,000.00 to Landlord at the time Tenant delivers to Landlord the information and documentation about a proposed Transfer as required above. Such initial payment shall be a credit towards, not a limitation on, Landlord’s costs. Any further costs incurred by Landlord shall be paid by Tenant to Landlord within five (5) business days of Landlord’s delivery to Tenant of a statement setting forth such costs. Landlord shall not be required to consent until Landlord is fully paid as set forth above, and any time applicable to Landlord consenting shall be accordingly extended. If Tenant fails fully and timely to pay such costs, Landlord’s consent (if already granted) may be withdrawn by Landlord and shall be of no force or effect.

E. Assignment in Bankruptcy. If this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C., Section 101, et. seq. (“Bankruptcy Code”), all amounts and other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered directly to Landlord, shall be and remain the exclusive property of Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. All amounts and other consideration constituting Landlord’s property under the preceding sentence that are not directly paid or delivered to Landlord shall be held in trust for the benefit of Landlord and shall be promptly paid and delivered to Landlord. Any person or entity to whom this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed, without further act or deed, to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord and Landlord’s lender(s) such instruments as they may require to confirm such assumption and to confirm the existence and seniority of all lender rights and instruments, including without limitation by subordination, non-disturbance and attornment agreement.

F. Effect of Event of Default and/or Termination. If an Event of Default occurs while the Premises or any part thereof are assigned or sublet, then Landlord, in addition to any other remedies set forth in this Lease or additionally provided by law, may collect directly from such assignee or subtenant all rents otherwise payable to Tenant and apply such rents against any sums due Landlord under this Lease. Such collection shall not be construed as a consent by Landlord to such Transfer if not previously consented to by Landlord, nor as any manner of amendment, accord and satisfaction or novation of this Lease and shall not release Tenant from further performance of Tenant’s obligations under this Lease. The voluntary or other surrender of this Lease by Tenant or the cancellation of this Lease by mutual agreement between Tenant and Landlord shall not work a merger, but will, at Landlord’s option, terminate all subleases and subtenancies or operate as an assignment to Landlord of all or any subleases or subtenancies. Landlord’s option hereunder shall be exercised by notice to Tenant and all known subtenants and subtenants in the Premises or any part thereof.

9. FIRE AND CASUALTY DAMAGE. If the Premises or any other part of the Project should be damaged or destroyed by fire or other peril, Landlord may, except as provided below, endeavor to restore the same (other than Alterations and Trade Fixtures), with reasonable dispatch, to substantially the same functional condition as prior to such event, subject to Laws and the availability of insurance proceeds sufficient to do so. If either the Premises or Project should be so damaged that, in Landlord’s estimation, rebuilding or repairs cannot be completed within one hundred eighty (180) days after the date of such event, or if the holder of any indebtedness secured by a mortgage or deed of trust covering the Project declines to use or contests using insurance proceeds resulting from such event available for restoration, and Landlord elects not to use or obtain other funds for such restoration, then this Lease shall terminate effective upon notice to such effect by Landlord. Regardless of who or what caused the damage or destruction and regardless of whether Landlord is obligated or elects to restore the Premises and/or Project, Tenant shall pay to Landlord the Proportionate Share of the amount of the deductible under Landlord’s insurance policy as a condition of, as applicable, Landlord’s decision to restore the Premises or the termination of this Lease. If Landlord for any reason does not substantially complete such restoration within one hundred eighty (180) days after the date of such event, Tenant, as Tenant’s sole and exclusive right and remedy, may then terminate this Lease upon not less than thirty (30) days prior written notice to Landlord; provided, however, that such notice of termination shall become ineffective if Landlord substantially completes such restoration within said thirty (30) days (or longer) notice period.

10. DEFAULTS AND REMEDIES.

A. Events of Default by Tenant. The occurrence of any of the following events shall constitute an “Event of Default” by Tenant under this Lease:

(i) Tenant fails to pay any part of the Rent, including Base Rent and/or Additional Rent required by this Lease to be paid to Landlord at the time or in the manner provided herein, and such failure is not cured within three (3) days following Landlord’s written notice to Tenant of such failure of payment; however, an Event of Default shall occur hereunder without any obligation of Landlord to give any notice if Tenant fails to pay Base Rent or other amounts owing hereunder when due and, during the 12 month interval preceding such failure, Landlord has given Tenant written notice of failure to pay Base Rent or other amounts owing hereunder on two or more occasions; or

(ii) Tenant breaches the provisions of Paragraph 8 of this Lease; or

(iii) Tenant shall fail to discharge any lien placed upon the Premises in violation of Paragraph 5(C) of this Lease within the time period specified therein; or

(iv) Tenant or any guarantor of Tenant’s obligations under this Lease shall (a) become insolvent; (b) admit in writing its inability to pay its debts; (c) make a general assignment for the benefit of creditors; (d) commence any case, proceeding or other action seeking to have an order for relief entered on its behalf as a debtor or to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or of any substantial part of its property; or

(v) Any case, proceeding or other action against Tenant or any guarantor of the Tenant’s obligations under this Lease shall be commenced seeking (a) to have an order for relief entered against it as debtor or to adjudicate it a bankrupt or insolvent; (b) reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization of relief of debtors; (c) appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action results in either the entry of an order for relief against it which is not fully stayed within seven (7) days after the entry thereof, or shall remain not dismissed for a period of forty-five (45) days; or

(vi) Tenant breaches any other covenant, term or provision on Tenant’s part to be performed hereunder which is not specifically addressed in the preceding subparagraphs and such default continues for a period of ten (10) days following written notice thereof from Landlord to Tenant; provided, however, that in the event of a breach which reasonably cannot be discontinued or otherwise cured within ten (10) days, Tenant shall have up to thirty (30) days to do so provided that Tenant commences such discontinuance or cure within such ten (10) day period and thereafter diligently pursues the same; or

(vii) Tenant abandons the Premises and/or otherwise is not continuously open and operating its business in the Premises, except for any interruption necessary for repair, maintenance or restoration after material damage or casualty to the Premises or permitted Alternations. Subject to the foregoing, the Premises shall be deemed abandoned and Tenant shall be deemed not in requisite continuous open operation if Tenant fails continuously to be open and operate its business in the Premises for more than ten (10) consecutive days. For purposes of this provision, Tenant shall be deemed not to be in open and in continuous operation on any day Tenant fails, (i) to be and remain open for business in usual and ordinary substance and hours of operation, and/or (ii) to maintain adequate personnel at the Premises for the usual and ordinary operation of its business. Any other manner of operation shall not be deemed to constitute requisite continuous operation, including without limitation brief and/or intermittent operation and/or operation without bona fide intention to be and remain in requisite continuous operation. Further without limiting the foregoing, Tenant shall not have any right to “go dark,” and shall be required at all times to be open and operating its business in the Premises.

B. Remedies of Landlord. Upon, and at any time during the continuance of, an Event of Default, Landlord, in addition to any other rights or remedies it may have under this Lease or at law or in equity, shall have the right without any further demand or notice, subject to and in accord with applicable law, to pursue any one or more of the following rights and remedies, all of which shall not be in limitation of any other rights and remedies to which Landlord may be entitled in law or equity, and all of which shall be cumulative and non-exclusive:

(i) Re-enter the Premises and eject all persons therefrom, using all reasonable force necessary so to do without liability to any person for damages sustained by reason of such removal.

(ii) Lock the doors to the Premises and exclude Tenant therefrom.

(iii) Retain or take possession of any property belonging to Tenant on the Premises pursuant to Landlord’s statutory landlord lien. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant, but Landlord shall not be obligated to effect such removal.

(iv) Render such performance required of Tenant, other than the payment of Base Monthly Rent, and charge all costs and expenses incurred in connection therewith to Tenant, and all amounts so charged shall be due and payable immediately to Landlord upon presentment of a statement to Tenant indicating the amount and nature of such costs or expenses.

(v) Obtain damages, declaratory relief, specific performance, injunctive relief (prohibitive and/or mandatory) and/or other pre-judgment and/or post-judgment remedies.

(vi) Retake possession of the Premises in accord with applicable law with or without terminating this Lease. If Landlord elects to give Tenant a notice to quit, such notice shall constitute notice to relinquish possession of the Premises only and shall not terminate this Lease or Tenant’s obligation to pay Rent, unless otherwise specifically set forth in such notice. If Landlord does not initially retake possession of the Premises or initially elects not to terminate this Lease, Landlord may at any time thereafter elect to take possession of the Premises or terminate this Lease by giving Tenant written notice of such election. Upon retaking possession of the Premises by legal proceedings, Landlord may remove, or cause to be removed, all persons and property therefrom and may relet the Premises on behalf of Tenant. Tenant appoints Landlord as Tenant’s attorney-in-fact for purposes of reletting the Premises on behalf of Tenant for such purposes for this section of this Lease the section. The foregoing power of attorney appointment shall be deemed a power coupled with an interest and shall be irrevocable so long as this Lease shall remain in effect.

(vii) Terminate this Lease by written notice to Tenant. In the event of such termination, Tenant agrees to immediately surrender possession of the Premises. Should Landlord terminate this Lease, Tenant shall have no further interest in this Lease or in the Premises, and Landlord may recover from Tenant all damages Landlord may incur by reason of Tenant’s breach, including the cost of recovering the Premises, reasonable attorney’s fees, and the value at the time of such termination of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the Lease Term over the then reasonable rental value of the Premises for the remainder of the Lease Term, all of which amounts shall be immediately due and payable from Tenant to Landlord, at Landlord’s election.

(viii) Without termination of this Lease, recover from Tenant all rent and other charges reserved hereunder as the same become due and payable from time to time.

(ix) Without termination of this Lease, attempt to relet the Premises or any part thereof, as agent and for the account of Tenant, for such term or terms (which may be for a term extending beyond the Lease Term) and at such rental and upon such other terms and conditions as Landlord, in its reasonable discretion, may deem advisable, with the right to make alteration and repairs to said Premises the expenses of which, along with any leasing commissions and other reasonable expenses of Landlord paid in connection therewith, shall be amortized over the term of the new lease and shall be deducted from the rent received under such new lease to arrive at the “net effective rent” for the purposes of this Section. If the net effective rents received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay any such deficiency to Landlord. Such deficiency shall be calculated and paid monthly and Landlord may bring an action therefor as such monthly deficiencies may arise. No such re-entry or taking possession of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention be given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time thereafter, elect to terminate this Lease for such previous breach.

C. Additional Provisions re Landlord Remedies. The following provisions shall also apply regarding Landlord’s remedies:

(i) Landlord’s re-entry or retaking of possession of the Premises shall not be deemed an election to terminate this Lease unless Landlord gives Tenant written notice of such termination. Any re-entry or retaking of possession by Landlord shall not affect or diminish Tenant’s ongoing liability for all Rent and other obligations under this Lease.

(ii) Landlord may relet all or any part(s) of the Premises for such period(s), which may extend beyond the Term of this Lease, and for such rent and other provisions as Landlord determines in its sole and absolute discretion.

(iii) Landlord may pursue any one or more remedies against Tenant and shall not be required to elect its remedy(ies) unless, until and to the extent required by applicable law or procedure.

(iv) After any breach of any obligation or Event of Default by Tenant under this Lease, Landlord may accept partial payment or performance by Tenant in such regard without prejudice to Landlord’s rights to the entirety of payment and performance by Tenant and without prejudice to all other rights and remedies of Landlord.

(v) Landlord’s delay or failure to insist upon strict performance by Tenant of any or all provisions of this Lease or to exercise any or all rights and/or remedies shall not be deemed, (i) any manner of waiver or estoppel as to any breach or Event of Default by Tenant so long as the same shall continue to exist in whole or part, or (ii) any manner of waiver or estoppel in the future as to such provisions of this Lease, Tenant’s obligations and/or Landlord’s rights and/or remedies.

(vi) Landlord shall be entitled to damages for all amounts and/or the expense of all acts fully to remedy and compensate Landlord for all actual and/or prospective detriment and/or damages proximately caused by Tenant’s failure to perform its obligations under this Lease and/or which in the ordinary course of things would and/or could be likely to result therefrom.

(vii) Any award in arbitration and/or judgment for Landlord, including without limitation for Rent and/or the present value of Rent that would be for any period after the date of the award in arbitration or judgment, shall bear interest at the Default Rate.

(viii) In exercising any rights and/or remedies and/or taking any acts, Landlord may act through persons and/or entities acting on its behalf.

(ix) No provision of this Lease shall limit or prejudice the rights of Landlord to prove and obtain as any manner of damages in any bankruptcy, insolvency, receivership, reorganization or dissolution proceeding an amount equal to the maximum allowed by any procedure or law governing such proceeding and in effect at the time when such damages are to be proved, whether or not such amount would be greater than, equal to or less than the amounts recoverable by Landlord absent such proceeding.

D. Attorney’s Fees. In the event of any court or arbitration proceeding between Landlord and Tenant, the prevailing party shall be entitled to recover an award of reasonable attorney’s fees; provided however, that this provision shall not be applicable to any proceeding for forcible entry and detainer arising from an Event of Default by Tenant. This provision for prevailing party attorney’s fees shall be in addition to and not in limitation of all other rights and remedies and shall not be construed as liquidated damages.

E. Acceptance of Surrender. No act or conduct of Landlord shall constitute an acceptance of the surrender of the Premises by Landlord. Such acceptance by Landlord may only occur by written acknowledgement of acceptance of surrender signed by Landlord.

F. No Waiver. No delay or omission of either party in exercising any right or power arising from any default shall impair any such right or power or shall be construed to be a waiver of any such default. No provision of this Lease shall be deemed waived by any party unless such waiver shall be in writing and signed by such party.

G. Limitations on Landlord Liability. Unless a different time for performance is specifically stated elsewhere in this Lease, Landlord shall not be considered in default or breach of this Lease for the non-performance of any obligation imposed by this Lease on Landlord unless Tenant provides Landlord with written notice of said non-performance and Landlord fails to commence performance within thirty (30) days after receipt of said notice and diligently continues such performance until the obligation for which performance is being rendered is fulfilled. If Landlord grants a security interest in this Lease or the Project to any person or entity, and if Tenant has been notified in writing of the name and address of said lienholder, such notice shall not be effective unless Tenant simultaneously upon giving any notice of asserted nonperformance to Landlord delivers a copy of the same to each such lienholder by personal delivery by a nationally recognized overnight carrier or certified or registered United States mail, postage prepaid (notices sent by mail shall be deemed delivered upon receipt). Each lienholder shall be entitled to perform such obligation, commencing after the time periods within which Landlord is entitled to perform as set forth above, with the same time periods to do so as were applicable to Landlord, but such time periods shall not commence until after a completed foreclosure of the Premises and Project if the commencement and completion of foreclosure is necessary to enable such lienholder so to perform, and there shall be no default attributable to Landlord in such regard until all of the foregoing time periods expire. If Landlord shall fail to perform any covenant, term or condition of this Lease that Landlord is obligated to perform and, as a consequence of such non-performance, Tenant shall obtain a money judgment against Landlord, then Tenant shall only be entitled to look solely to Landlord’s interest in the Project for recovery and in no event shall Landlord or any person or entity in any way affiliated with Landlord have any personal liability for such judgment nor shall Tenant have any right to any deficiency judgment following foreclosure or sale of the Project or Landlord’s interest in the Project.

11. CONDEMNATION. If the whole or any substantial part of the Project should be taken for any public or quasi-public use under governmental law, ordinance or regulation, or by right of eminent domain, or by private purchase in lieu thereof and the taking prevents or materially interferes with the use of the Premises for the purpose for which they were leased to Tenant, this Lease shall terminate effective as of the date of such taking. If any portion of the Project is so taken and such taking does not prevent or materially interfere with the use of the Premises for the purpose for which they were leased to Tenant, then this Lease shall not terminate but the Base Rent during the unexpired portion of the Term shall be reduced to such extent as may be fair and reasonable under all of the circumstances. All compensation awarded in connection with or as a result of any of the foregoing proceedings shall be the sole right and property of Landlord; provided, however, that Landlord shall have no interest in any expressly separate award made to Tenant for loss of business or goodwill or for the taking of Tenant’s Trade Fixtures.

12. QUIET ENJOYMENT. Landlord represents that it has the authority to enter into this Lease and that so long as Tenant pays all amounts due and honors and performs all representations, warranties and covenants in this Lease, Tenant will have peaceful and quiet enjoyment of the Premises during the Term, subject to the provisions of this Lease, Laws, Condemnation, Casualty and events outside of Landlord’s control.

13. SUBORDINATION. Tenant accepts this Lease subject and subordinate to any mortgages and/or deeds of trust now or any time hereafter constituting a lien or change upon the Premises or the improvements situated thereon or the Project; provided, however, that if the mortgagee, trustee or holder of any such mortgage or deed of trust elects to have Tenant’s interest in this Lease superior to any such instrument, then by notice to Tenant from such mortgage, trustee or holder, this Lease shall be deemed superior to such lien, whether this Lease was executed before or after said mortgage or deed of trust. Tenant shall from time to time on demand execute all instruments, releases or other documents that may be requested or required by any lender or mortgagee, including without limitation for the purpose of determining whether or how much to lend and/or subjecting and subordinating this Lease to the lien of any such mortgage, including without limitation estoppel certificates and subordination, nondisturbance and attornment agreements. Further, Tenant shall from time to time on demand deliver to Landlord a certified copy of its current and prior three years financial statements and prepare same for such delivery if not existing. As a condition of any financing or master lease, Landlord shall provide Tenant with a subordination and non-disturbance agreement in form reasonably acceptable to Tenant.

14. BROKERAGE. Landlord has used Newmark Robinson Park as its Broker and Tenant has used Neil Daily, Kalvin Burghoff, and Warren Stewart with McGraw Commercial Properties as its Brokers. Tenant represents, warrants and covenants that, other than as identified in the foregoing sentence, neither it nor its officers or agents nor anyone acting on its behalf has dealt with any real estate broker, leasing agent or anyone else in the negotiating and making of this Lease Agreement and no commission, fee or other consideration is due and payable to any broker, leasing agent or anyone else in connection with this Lease Agreement. Tenant shall defend and indemnify Landlord from and against all losses, damages, costs, and expenses (including reasonable attorney’s fees) suffered as a result of any breach of the foregoing representation, warranty, and covenant.

15. RIGHTS RESERVED. Landlord shall have the rights: (a) to remodel, reconstruct and/or change the arrangement and location of parts of the Project; (b) to change the name, number and designation by which the Project is commonly known; and (c) to substitute for the Premises other premises within the Project, provided the substituted premises shall not be practicable for use by Tenant for its business, and no increase in Base Rent shall be occasioned by such substitution. Should Landlord elect so to substitute the Premises, Tenant shall relocate to such substituted premises upon thirty (30) days written notice and Landlord shall pay the reasonable moving expenses of Tenant for such relocation. Upon such relocation, such substituted premises shall be considered the Premises described in this Lease for all uses and purposes as though originally leased to Tenant by this Lease.

16. RIGHT OF ENTRY. Landlord, its agents and representatives may enter the Premises at any reasonable time during business hours to inspect the Premises. In addition, Landlord, its agents and representatives, upon not less than one (1) business days’ notice, may, (i) show the Premises to prospective tenants, lenders, mortgagees, purchasers and other persons with an actual or potential business interest in Landlord, the Premises or Project, and (ii) make repairs or alterations to the Premises or Project; provided, however, that no notice shall be required for emergencies or any act that could impact the health and/or safety of the occupants of the Project.

17. NOTICES. All notices, demands and communications (“notices”) of any kind described shall be in writing and, unless otherwise specified, sent, (i) by personal delivery or commercial courier, whereupon such service shall be deemed complete on the business day of such delivery or, if after 5:00pm, on the following business day, or (ii) by mailing by certified or registered mail, postage prepaid, with return receipt requested, in which case such service shall be deemed complete on the day said notice is received or refused by the recipient party. Landlord’s and Tenant’s addresses for such notices are set forth in the Basic Lease Terms; provided, however, that after the Commencement Date Tenant’s address shall automatically change to the address of the Premises. Either party may change its address from time to time by giving written notice to the other.

18. TENANT ESTOPPEL CERTIFICATES; TENANT FINANCIAL DOCUMENTS AND INFORMATION. Tenant shall at all times, and from time to time, execute and deliver, when and as requested, to Landlord, all actual and/or prospective purchasers and/or all actual and/or prospective lenders, estoppel certificates confirming and containing such certifications, agreements and representations regarding Landlord, the Lease, the Premises and/or Project as Landlord, all actual and/or prospective purchasers and/or all actual and/or prospective lenders may request, (ii) financial statements and financial information confirming and containing such certifications, agreements and representations regarding Tenant as Landlord, all actual and/or prospective purchasers and/or all actual and/or prospective lenders may request, and (iii) subordination, non-disturbance and attornment agreements and other documents confirming and containing such certifications, agreements and representations regarding Tenant, the Lease, the Premises, the Project and/or any loans and/or mortgages and attendant rights as Landlord, all actual and/or prospective purchasers and/or all actual and/or prospective lenders may request. No grace or cure period provided in this Lease shall apply to Tenant’s obligations stated in this paragraph. Tenant irrevocably appoints Landlord as its attorney in fact to execute on Tenant’s behalf and in Tenant’s name any such estoppel certificate if Tenant fails to execute and deliver the estoppel certificate as and when requested. Tenant acknowledges that all estoppel certificates (whether delivered by Tenant or Landlord as Tenant’s attorney in fact) may be conclusively relied upon by any recipient.

19. SALE/ASSIGNMENT BY LANDLORD. Landlord may at any time for any reason, without consent of Tenant, sell, transfer, assign or otherwise dispose of all or part of the Project (collectively “Sale”). Upon a Sale and Landlord’s successor in interest assuming Landlord’s obligations under this Lease that accrue from and after the date of such Sale, and Landlord’s transfer of any unreturned portion of the Security Deposit and/or any prepaid rent to Landlord’s successor in interest, Landlord shall be deemed relieved of all liability and obligations under this Lease. However, any future sale by Landlord shall be to a buyer that has comparable capabilities to perform the Landlord obligations of this Lease.

20. RULES AND REGULATIONS. Landlord may from time to time establish reasonable Rules and Regulations covering the use of the Premises and/or Project. Tenant shall comply with all such Rules and Regulations. In the event of any conflict between such Rules and Regulations and this Lease, the provisions of this Lease shall control.

21. MISCELLANEOUS.

A. Successors and Assigns. Except as otherwise expressly provided in the Lease, the provisions of this Lease shall inure to and be binding upon the respective heirs, executors, personal representatives, legal representatives, successors and permitted and approved, as applicable, assigns of Landlord and Tenant.

B. Entire Agreement and Understanding; Amendment. This Lease is a fully integrated agreement and constitutes the entire understanding and agreement of Landlord and Tenant regarding the subject matter of this Lease and supersedes all prior understandings, inducements, agreements, promises, negotiations and/or representations. Landlord and Tenant each represents, warrants and covenants that no understandings, inducements, agreements, promises, negotiations and/or representations, oral or written, have been made by Landlord or Tenant, or anyone acting on behalf of Landlord or Tenant, which are not contained in this Lease, and neither enters into this Lease based upon any of the foregoing and instead enters into this Lease based solely upon the provisions set forth in writing in this Lease. This Lease may not be altered or amended except unless in writing signed by both Landlord and Tenant.

C. Force Majeure. Landlord shall not be responsible for delays in the performance of its obligations when caused or impacted by strikes, lockouts, labor disputes, acts of God, inability to obtain labor or materials or reasonable substitutes therefor, governmental restrictions, governmental regulations, governmental controls, enemy or hostile governmental action, civil commotion, fire or other casualty, and other causes beyond the control of Landlord.

D. Survival of Obligations. All obligations of Tenant under this Lease not fully performed as of the expiration or earlier termination of this Lease shall survive such expiration or earlier termination, including without limitation all payment obligations regarding operating expenses as set forth in Paragraph 3(D), all obligations upon surrender of the Premises set forth in Paragraph 2(C), all obligations concerning the condition and repair of the Premises and all other provisions which by their nature survive termination or expiration of this Lease.

E. Savings Clause. If any provision of this Lease is in whole or part ruled illegal, invalid or unenforceable under Laws, then such portion will be deemed severable and shall not invalidate or impair the Lease as a whole or any other provision of the Lease. Further, Landlord and Tenant agree that there shall be deemed added to this Lease a provision as similar in substance and effect to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable to the same intended substance and effect.

F. Time is of the Essence. Time is of the essence in connection with this Lease and all related performance.

G. Authorized Signatures. Landlord and Tenant each represents, warrants and covenants to the other that each person signing this Lease on its behalf is duly authorized to execute this Lease and bind Landlord or Tenant, respectively.

H. Waiver. The failure of either party to seek redress for a violation, or to insist upon strict performance, of any term, covenant or condition contained in this Lease, shall not prevent a similar subsequent act from constituting a breach under this Lease.

I. No Recording. Tenant may not record any portion of the Lease or notice or memorandum of the terms of this Lease without Landlord’s prior written consent.

J. Modifications. This Lease may not be amended or modified in any way except in writing expressly so stating executed by duly authorized representatives of both parties.

K. Landlord’s Lien. In addition to and not in limitation of any lien arising under Laws for Rent in Landlord’s favor, Landlord shall have and Tenant grants to Landlord a continuing security interest (“Landlord’s Lien”) upon all goods, wares, equipment, fixtures, furniture, inventory, Trade Fixtures and other personal property of Tenant at any time in or used regarding the Premises (collectively “Lien Security”) as security for all Rent which may become due and agrees not to remove any of the Lien Security from the Premises without Landlord’s consent unless and until all Rent then due to Landlord shall have been fully and timely paid. In the event any of the Lien Security is removed from the Premises in violation of the foregoing, Landlord’s Lien shall continue in such removed Lien Security and all proceeds therefrom regardless of where located. Upon default by Tenant, in addition to all other rights and remedies available under this Lease and otherwise under Laws, Landlord shall also have all rights and remedies under the Oklahoma’s version of the Uniform Commercial Code including without limitation to sell the Lien Security at public or private sale. Tenant shall execute such other instruments as requested by Landlord further to evidence and perfect Landlord’s Lien. Tenant acknowledges that this provision of this Lease constitutes a security agreement and authorizes Landlord to file or otherwise establish one or more attendant financing statements of record.

L. Exhibits, Addenda and Riders. All exhibits, addenda and riders referenced in or attached to this Lease are incorporated by this reference into and are part of this Lease with the same force and effect as if set forth in the main body of this Lease.

M. Mandatory Final and Binding Arbitration; Waiver of Jury Trial. ALL DISPUTES OF ANY NATURE BETWEEN LANDLORD AND TENANT EXCEPT FOR FORCIBLE ENTRY AND DETAINER (WHICH INSTEAD SHALL PROCEED AND BE RESOLVED ONLY IN COURT AS SET FORTH ELSEWHERE IN THIS LEASE) SHALL PROCEED AND BE RESOLVED ONLY BY MANDATORY, FINAL AND BINDING ARBITRATION BEFORE A SINGLE ARBITRATOR UNDER THE AUSPICES OF JAMS. THE ARBITRATION SHALL BE ADMINISTERED BY JAMS FROM JAMS’ OFFICE IN OKLAHOMA CITY, OKLAHOMA, OR SUCH OTHER CITY IN OKLAHOMA IN WHICH JAMS HAS AN OFFICE IF NOT IN OKLAHOMA CITY. THE ARBITRATION SHALL BE CONDUCTED PURSUANT TO JAMS’ THEN OPERATIVE COMPREHENSIVE RULES. THE ARBITRATOR SHALL BE A FORMER JUDGE IN OKLAHOMA WITH MATERIAL EXPERIENCE IN COMMERICAL LEASING AND REAL PROPERTY MATTERS, UNLESS LANDLORD AND TENANT AGREE OTHERWISE. THE ARBITRATOR SHALL BE EMPOWERED TO HEAR AND DECIDE ALL PROCEDURAL AND SUBSTANTIVE MATTERS INCLUDING WITHOUT LIMITATION AS TO ARBITRABILITY AND THE SCOPE OF THE ARBITRATION. THE AWARD OF THE ARBITRATOR SHALL BE ENFORCEABLE AS A JUDGMENT IN A COURT OF COMPETENT JURISDICTION, UNLESS FIRST FULLY SATISIFED. ALL RIGHTS TO TRIAL IN COURT, TO APPEAL, TO A JURY AND TO EVIDENCIARY AND PROCEDURAL RULES AS IF IN COURT ARE WAIVED. WITHOUT LIMITING THE FOREGOING, LANDLORD AND TENANT REITERATE THAT EACH WAIVES ALL RIGHTS TO TRIAL BY JURY.

N. Water or Mold Notification. To the extent Tenant or its agents or employees discover any water leakage, water damage or mold in or about the Premises or Project, Tenant shall promptly notify Landlord thereof in writing.

O. Prohibited Persons and Transactions. Tenant represents, warrants and covenants to Landlord that Tenant is currently in compliance with and shall at all times during the Term (including any extension thereof) remain in compliance with the regulations of the OFAC of the Department of the Treasury (including those named on OFAC’s Specially Designated Nationals and Blocked Persons List) and any statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism), or other governmental action relating thereto.

P. No Offer; Binding Effect. The presentation of any draft or final version of this Lease to Tenant for consideration or execution is not an offer by Landlord, and this Lease shall be of no force or effect unless and until executed by both Landlord and Tenant, each in its sole and absolute discretion.

Landlord and Tenant accordingly enter into this Lease as of the Effective Date.

LANDLORD:

a Delaware limited liability company

By:

Its: Manager

TENANT:

EDUCATIONAL DEVELOPMENT CORPORATION
a Delaware corporation

By
Its

HAZARDOUS MATERIALS ADDENDUM

A. Definitions. The term “Substance” as used in this Lease shall mean any pollutant, contaminant, toxic or hazardous waste or any other substance, the use, storage, handling, disposal, transportation or removal of which is regulated, restricted, prohibited or penalized by any Environmental Law. The term “Environmental Law” shall mean any federal, state or local law, ordinance, regulation of any governmental or regulatory authority relating to pollution, protection of health or the environment and shall specifically include without limitation any “hazardous substance” as that term is defined under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and any amending, successor or related Laws.

B. Compliance; Permitted/Prohibited Activities. Tenant represents, warrants and covenants that, without the prior written approval of Landlord, Tenant shall not, (i) conduct or permit any activity on the Premises that will utilize or produce any Substance; or (ii) store or permit the storage of any Substance on the Premises. Tenant further represents, warrants and covenants that all approved activities involving and storage of Substances will be conducted in a manner and location complying fully with all Environmental Laws and any additional conditions of Landlord’s approval thereof. Tenant shall do all things necessary to obtain and maintain, at its own cost and expense, all permits required under Environmental Laws in connection with any permitted activities involving and/or storage of Substances. Landlord approves of Tenant’s use and storage of ordinary consumer products containing de minimus amounts of Substances for cleaning and other customary purposes, along with those activities and those Substances described on Exhibit “A” to this Hazardous Materials Addendum.

C. Required Notification. Tenant shall provide Landlord written notification of any release, disposal or exacerbating of any new or existing Substances either actually or potentially within, outside or affecting the Premises that does not strictly comply with all applicable Environmental Laws and shall also provide Landlord written notice of any pending or threatened notice or litigation concerning the breach or purported breach of any Environmental Laws.

D. Inspection Right. Landlord shall have the right, but not the obligation, to enter the Premises at any time for the purposes of inspecting the storage, use and disposal of any Substances and to review compliance with all Environmental Laws. Landlord shall have the right to conduct any and all such tests as Landlord, in its sole and absolute discretion, deems necessary to conduct such inspection and determine such compliance. If Landlord has a reasonable basis for conducting such inspection and performing such tests, the costs thereof shall be borne by Tenant.

E. Remediation and Indemnification. If Landlord, in Landlord’s sole and absolute discretion, determines that any Substances are being improperly stored, used or disposed of on the Premises, then Tenant, at Tenant’s sole cost, shall immediately take such corrective action as required by applicable Environmental Laws. If at any time during or after the term of this Lease, the Premises or Project are found to be actually or potentially contaminated (either initially or exacerbated) by Substances arising from or as a result of Tenant’s acts or during Tenant’s occupancy (whether in whole or in part) or the use of the Premises or any Substances by Tenant or any of Tenant’s agents, employees, assigns or subtenants, Tenant shall promptly commence and diligently complete proper and thorough cleanup procedures in accordance with Environmental Laws at Tenant’s sole cost, as approved in advance by Landlord. In addition to the foregoing corrective and cleanup obligations, Tenant shall indemnify and defend Landlord and hold Landlord harmless for, from and against all claims, demands, actions, liabilities, costs, expenses, damages, fines, reimbursement, restitution, response costs, cleanup costs and obligations (including investigative responses and attorney’s fees) of any nature with respect thereto or resulting therefrom. The foregoing obligations of Tenant shall apply to Tenant on an absolute liability basis regardless of whether they arise from any activity or use permitted under this Lease or approved by Landlord and shall survive the termination or expiration of this Lease. Landlord shall be under no obligation to expend any sums or to seek reimbursement from any other party in order to enforce the obligations of Tenant hereunder.

Exhibit A to Hazardous Materials Addendum

[To be completed by Tenant]

(Description of “Substances” and Intended Use or Storage Thereof)

INSURANCE AND LIABILITY PROVISIONS ADDENDUM

A. Required Insurance of Tenant. During the Term, Tenant shall at its sole cost procure and maintain the following policies of insurance:

(i)	Commercial general public liability insurance for the protection of Landlord and Tenant against claims for bodily injury, death and property damage occurring upon, in or about the Premises, in amounts of not less than $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate. Such insurance policy shall contain an endorsement indicating that such policy will cover Tenant’s obligations under Paragraph D of this Insurance and Liability Provisions Addendum to the coverage limit of such policy; and

(ii)	Excess/Umbrella liability insurance in the minimum amount of $1,000,000.00 per occurrence and $2,000,000.00 in the aggregate; and

(iii)	Fire and extended coverage, vandalism, malicious mischief, sprinkler leakage and special extended perils (all risk) insurance in an amount not less than the full cost of all Trade Fixtures and other contents in the Premises; and

(iv)	Such other insurance and in such amounts as may be customary for Tenants with similar business operations and/or in space similar to the Premises to maintain, as reasonably determined from time to time by Landlord.

All insurance required to be maintained and provided by Tenant shall be pursuant to valid and enforceable policies issued by insurance companies authorized to do business in Oklahoma, and reasonably approved by Landlord. All such policies of insurance shall name Landlord (and/or such other party or parties as Landlord may require) as additional insureds (except for any worker’s compensation policy, which instead shall include waiver of subrogation endorsement in favor of Landlord) and shall be endorsed to indicate that the coverage provided shall not be invalid due to any act or omission on the part of Landlord. The limits of said insurance shall not limit the liability of Tenant. All public liability, property damage and other casualty insurance policies obtained by Tenant pursuant to this Paragraph shall be written as primary insurance, and not contributing with separate or additional coverage that Landlord may carry. At least ten (10) days before the date Tenant is first required to provide the insurance described herein, and promptly upon Landlord’s reasonable request from time to time thereafter during the Lease Term, Tenant shall furnish Landlord with certificates of insurance confirming the insurance and policies meeting the requirements of this Lease have been obtained and fully paid for by Tenant (or arrangements have been made for periodic premium payments therefor), and Tenant shall obtain written commitment on the part of each insurance company to notify Landlord in writing at least thirty (30) days prior to any cancellation, expiration or modification thereof.

B. Insurance of Landlord. During the Term, Landlord may, in each instance in its sole and absolute discretion, from time to time obtain and maintain the following policies of insurance for the protection of Landlord, and Tenant if Landlord may so determine:

(i)	Comprehensive general public liability insurance for the protection of Landlord, and Tenant if Landlord so determines, against claims for personal injury, death and property damage regarding Project, in such amounts as Landlord may determine;

(ii)	Fire and extended coverage, vandalism, malicious mischief, sprinkler leakage and special extended perils (all risk) insurance in an amount not less than the full replacement cost of the Project (inclusive of any Tenant Improvements but exclusive of any Trade Fixtures, other personal property of Tenant and any Alterations constructed by Tenant); and

(iii)	Such other insurance and in such amounts as may be customary for landlords owning buildings similar to the Project to maintain, as determined by Landlord.

C. Subrogation; Limitation. In addition to limitations on liability of Landlord as otherwise set forth in this Lease, Tenant and Landlord each limits all rights of recovery against the other, or against the officers, employees, agents and representatives of the other, for loss of or damage to such waiving party or its property or the property of others under its control only, (i) to the extent such loss or damage is insured against under any insurance policy in force at the time of such loss or damage, (ii) if such insurer accepts and covers such loss and damage, and (ii) to the extent of proceeds of insurance actually received applicable to such loss or damage. The foregoing shall not operate otherwise to limit Tenant’s liability to Landlord. Landlord and Tenant mutually waive all rights to subrogation.

D. Liability and Indemnification. Except for any claims, rights of recovery and causes of action that Tenant has waived or released, Landlord shall hold Tenant harmless and defend Tenant against any and all claims or liability for any injury or damage to any person in, on or about the Premises or the Project when such injury shall be caused by the intentional or reckless act or omission by Landlord, its agents, servants and employees. Except for any claims, rights of recovery and causes of action that Landlord has waived or released, Tenant shall hold Landlord harmless from and defend Landlord against any and all claims or liability for any injury or damage (i) to any person or property whatsoever occurring in, on or about the Premises or the Project, including without limitation elevators, stairways, passageways or hallways, when such injury or damage shall be caused by the act, neglect, negligence, fault of, or omission of any duty with respect to the same by Tenant, its agents, servants, employees, or invitees, (ii) arising from the conduct of management of any work done by the Tenant in or about the Premises, (iii) arising from transactions of the Tenant, and (iv) arising from Tenant’s breach of any covenant contained in this Lease, including but not limited to Tenant’s failure to comply with any of the matters set forth relating to environmental requirements as defined and described in the Hazardous Materials Addendum and incorporated herein by reference, including all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon. The provisions of this Paragraph D shall survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to such expiration or termination.

EXHIBIT “A”

Tract A:

A tract of land being a part of Reserve ““A”, Reserve “B”, Lots Two (2), Three (3), Four (4), Metro Park, an addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat No. 3442 and a part of the Re-Subdivision of Lot One 1, Block Three, Metro Park Addition, an addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat No. 3490; Said tract being described as follows: Beginning at the Northeast corner of Reserve “B” of Metro Park, Plat No. 3442 thereof; Thence S 01°23’19” ? along the East line of said Reserve “B” and the East line of Block Two (2) of the Re-subdivision of Lot 1, Block 3, Metro Park, Plat No. 3490 for a distance of 1458.62 feet to a point of curve; Thence around a curve to the right having a radius of 60.00 feet, a chord bearing of S 43°36’41” W a chord distance of 84.85 feet for an arc distance of 94.25 feet; Thence S 88°36’41” W for a distance of 931.27 feet; Thence North 00°54’46” West for a distance of 650.44 feet; Thence South 88°38’00” West for 331.77 feet; Thence North 01°22’00” West for 580.63 feet to a point on the North line of said Reserve “A”; Thence N 88°36’41” E along the Northerly line of said Reserve “A” extending through vacated South 119th East Avenue and along the Northerly line of Reserve “B” of said Metro Park, Plat No. 3442, for a distance of 267.41 feet; Thence continuing along the Northerly line of said Reserve “B” around a curve to the left having a radius of 370.00 feet, a chord bearing of N 66°06’41” E, a chord distance of 283.18 feet, for an arc distance of 290.60 feet; Thence N 43°36’42” E long the Northerly line of said Reserve “B” for a distance of 75.14 feet; Thence along the Northerly line of said Reserve “B” around a curve to the right, having a radius of 430.00 feet, a chord bearing of N 66°06’39” E, a chord distance of 329.11 feet for an arc distance of 337.73 feet; Thence N 88°36’41” E along the Northerly line of said Reserve “B” for a distance of 431.18 feet to the Point of Beginning.

For Tax Map ID(s): 1901940

Tract B:

A tract of land being a part of Reserve “A”, Reserve “B”, Lots Two (2), Three (3), Four (4), Metro Park, an addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat No. 3442 and a part of the Re-Subdivision of Lot One 1, Block Three, Metro Park Addition, an addition to the City of Tulsa, Tulsa County, State of Oklahoma, according to the recorded Plat No. 3490; Said tract being described as follows: Commencing at the Northeast corner of Reserve “B” of Metro Park, plat no. 3442 thereof; Thence S 01°23’19” E along the East line of said Reserve “B” and the East line of Block Two (2) of the Re-subdivision of Lot 1, Block 3, Metro Park, Plat No. 3490 for a distance of 1458.62 feet to a point of curve; Thence around a curve to the right having a radius of 60.00 feet, a chord bearing of S 43°36’41” W a chord distance of 84.85 feet for an arc distance of 94.25 feet; Thence S 88°36’41” W for a distance of 931.27 feet to the Point of Beginning; Thence continuing South 88°36’41” West for 19.74 feet to a point of curve; Thence around a curve to the right having a radius of 13.00 feet a chord bearing of N 64°26’15” W, a chord distance of 11.78 feet, for an arc distance of 12.23 feet to a point of reverse curve; Thence around a curve to the left having a radius of 60.00 feet, a chord bearing of N 82°50’27” W a chord distance of 85.38 feet for an arc distance of 94.99 feet; Thence around a curve to the right being along the centerline of the vacated street having a radius of 140.00 feet, a chord bearing of N 39°32’35” W, a chord distance of 41.82 feet, for an arc distance of 41.98 feet; Thence S 59°02’44” W a distance of 40.00 feet to the Southeasterly corner of said Lot Four (4), Block One (1), Metro Park, Plat No. 3442; Thence S 88°36’41” W along the South line of said Lot four (4) a distance of 576.21 feet to the Southwest corner of said Lot Four (4); Thence N 01°22’00” W along the most Westerly line of Block One (1) of Metro Park, Plat No. 3442 a distance of 1200.00 feet to the Northwest corner of Reserve “A” of said Metro Park; Thence N 88°36’41” E along the Northerly line of said Reserve “A” for a distance of 424.90 feet; Thence South 01°22’00” East for 580.63 feet; Thence North 88°38’00” East for 331.77 feet; Thence South 00°54’46” East for 650.44 feet to the Point of Beginning.